# APOSTILLE

**(Hague Convention of 5 October 1961/Convention de La Haye du 5 Octobre 1961)**

*1.* *Country: The Republic of the Marshall Islands*

*This Public Document*

*2.* *has been signed* **by** **A. Konstantinou**

*3.* *acting in the capacity of Deputy Registrar,* **Republic of the Marshall Islands**

*4.* *bears the seal/stamp* **Registrar of Corporation, Republic of the Marshall Islands**

*Certified*

*5.* *at* **Piraeus, Greece** *6.* *on* **June 23, 2014**

*7.* *by Special Agent , Bureau of Maritime Affairs of the* **Republic of the Marshall Islands**

*8.* *Number: P*-**17023-06/2014**

*9.* *Seal/Stamp* *10.* *Signature:*


SPECIAL AGENT OF THE MARSHALL ISLANDS

# ARTICLES OF AMENDMENT

# OF

# SCORPIO TANKERS INC.

**Reg. No. 36141**

## REPUBLIC OF THE MARSHALL ISLANDS

**REGISTRAR OF CORPORATIONS**

**DUPLICATE COPY**

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

**NON RESIDENT**

June 23, 2014

Deputy Registrar

**ARTICLES OF AMENDMENT TO THE**

**AMENDED AND RESTATED ARTICLES OF INCORPORATION**

**OF**

**SCORPIO TANKERS INC.**

**PURSUANT TO SECTION 90 OF**

**THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT**

The undersigned, Luca Forgione, as the General Counsel of Scorpio Tankers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands on July 1, 2009 (the "Corporation"), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certifies that:

1. The name of the Corporation is: Scorpio Tankers Inc.

2. The Articles of Incorporation were filed with the Registrar of Corporations on the 1st day of July, 2009.

3. The Articles of Amendment were filed with the Registrar of Corporations on the 9th day of December, 2009 to change the name of the Corporation to Scorpio Tankers Inc.

4. The Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on the 17th day of March 2010.

5. Section D of the Amended and Restated Articles of Incorporation presently reads as follows:

> The aggregate number of shares of stock that the Corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000) registered shares, of which Two Hundred Fifty Million (250,000,000) shall be designated common shares with a par value of one United States cent (US $0.01) per share, and Twenty Five Million (25,000,000) shall be designated preferred shares with a par value of one United States cent (US $0.01) per share. The Board of Directors shall have the authority to authorize the issuance from time to time of one or more classes of preferred shares with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions

LF

thereon as shall be set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such preferred shares.

Section D of the Amended and Restated Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

> The aggregate number of shares of stock that the Corporation is authorized to issue is Four Hundred Twenty-Five Million (425,000,000) registered shares, of which Four Hundred Million (400,000,000) shall be designated common shares with a par value of one United States cent (US $0.01) per share, and Twenty Five Million (25,000,000) shall be designated preferred shares with a par value of one United States cent (US $0.01) per share. The Board of Directors shall have the authority to authorize the issuance from time to time of one or more classes of preferred shares with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such preferred shares.

6. All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.

7. This amendment to the Amended and Restated Articles of Incorporation was authorized by vote of the holders of a majority of the outstanding shares of the Corporation with a right to vote thereon at the meeting of shareholders of the Corporation held on May 29, 2014.

[REMAINDER OF PAGE LEFT BLANK]

**IN WITNESS WHEREOF,** I have executed this Amendment to the Amended and Restated Articles of Incorporation on this 23rd day of June, 2014.

Name: Luca Forgione
Title: General Counsel

# ACKNOWLEDGEMENT

Date: 23rd day of June 2014

**I acknowledge that LUCA FORGIONE known to me to be the individual described within, executed the foregoing instrument on 23rd day of June 2014 and that the execution thereof was his/her act and deed.**

Stella Vatista
Special Agent

SPECIAL AGENT OF THE MARSHALL ISLANDS